FLORIDA DEPARTMENT OF STATE
                                Katherine Harris
                               Secretary of State


January 15, 1999

CAPITAL CONNECTION, INC.

TALLAHASSEE, FL




Re: Document Number P96000082100

The  Articles  of  Amendment  to  the  Articles  of  Incorporation  of  SCHIMATI
TECHNOLOGIES, INC. which changed its name to SCHIMATI CASH TRANSACTIONS NETWORK.COM INC., a Florida corporation, were flied on January 14, 1999.

Should you have any questions regarding this matter, please telephone (850) 487-6050, the Amendment Filing Section.

Teresa Brown
Corporate Specialist
Division of Corporations                             Letter Number: 099A00002062




     Division of Corporations - P.O. BOX 6327 - Tallahassee, Florida 32314

                            ARTICLES OF AMENDMENT TO
                          SCHIMATIC TECHNOLOGIES, INC.

         THE UNDERSIGNED, being the CEO and Chairman of the Board of SCHIMATIC TECH NOLOGIES, INC. does hereby amend its Articles of Incorporation as follows:

                                    ARTICLE I
                                 CORPORATE NAME

         The name of the Corporation shall be of SCHIMATIC Cash Transactions Network.com, Inc.

         I hereby certify that the following was adopted by a majority vote of the shareholders and directors of the corporation on January 12, 1999 and that the number of votes cast was sufficient for approval.

         IN WITNESS WHEREOF, I have hereunto subscribed to and executed this Amendment to Articles of Incorporation this on January 12, 1999.



/s/ John Lamb
---------------------------------------
John Lamb CEO and Chairman of the Board

         The foregoing instrument was acknowledged before me on January 12, 1999, by John Lamb, who is personally known to me.


                                                      /s/ Dawn S. Buchan
                                                      --------------------------
                                                      Notary Public

My commission expires:

3-18-00                                 [NOTARY SEAL]
                                                           DAWN S. BUCHAN
                                                       Notary Public - Nevada
                                                     My appt. exp. Mar. 18, 2000
                                                             No. 92-0168-1

                                State of Florida
                              Department of State



I certify the attached is a true and correct copy of the Articles of Incorporation of APPLE TREE CAPITAL CORP., a Florida corporation, filed on October 4, 1996, as shown by the records of this office.

The document number at this corporation is P96000082100.

                                               Given  under  my hand and
                                               the  Great  Seal  of  the
                                               State  of   Florida,   at
                                               Tallahassee, the Capitol,
                                               this  the  Fourth  day of
                                               October, 1996


                                                 /s/ Sandra B. Mortham

[STATE SEAL]                                        Sandra B. Mortham
                                                   Secretary of State